UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2015

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

California	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18101 Von Karman Avenue, Suite 700 Irvine, CA 92612		92612
(Address of Principal Executive Offices)		(Zip Code)

(949) 202-4160

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 14, 2014, First Foundation Inc., or the Company, announced that the underwriters for the Company’s offering of 6,233,766 shares of its common stock at a public offering price of $19.25 per share, exercised their option to purchase an additional 935,065 shares, at the same price, pursuant to the underwriting agreement dated as of August 5, 2014. The net proceeds from the exercise of the over-allotment option, after underwriting discount will be approximately $17.1 million. A copy of the Company’s press release, dated August 14, 2015, is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated August 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2015	FIRST FOUNDATION INC.

	By:	/s/ JOHN M. MICHEL
	Name:	John M. Michel
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 14, 2015